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                                                                     EXHIBIT 2.1

                            ARTICLES OF INCORPORATION
                                       OF
                             ULTRASTRIP SYSTEMS INC.

         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME

         The name of the Corporation shall be Ultrastrip Systems Inc. The principal place of business shall be c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401.

                         ARTICLE II. NATURE OF BUSINESS

         The Corporation may engage in or transact all lawful activities or businesses permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

         The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is ten million (10,000,000) shares of common stock, $0.01 par value per share.

                               ARTICLE IV. ADDRESS

         The street address of the initial registered office of the Corporation shall be c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401 and the name of the initial registered agent of the Corporation at that address is Mark H. Mirkin, Esq.

                          ARTICLE V. TERM OF EXISTENCE

         The Corporation shall exist perpetually.



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                              ARTICLE VI. DIRECTORS

         The Corporation shall have one (1) director initially. The name and address of the initial member of the Board of Directors are Dennis E. McGuire, c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401.

                            ARTICLE VII. INCORPORATOR

         The name and address of the incorporator to these Articles of Incorporation are Mark H. Mirkin, Esq., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401.


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 2nd day of April, 1998.

                                             /s/ Mark H. Mirkin, Esq.
                                             ---------------------------------
                                             Mark H. Mirkin, Esq.



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                    CERTIFICATE DESIGNATING PLACE OF BUSINESS
                     OR DOMICILE FOR THE SERVICE OF PROCESS
                    WITHIN THIS STATE, NAMING AGENT UPON WHOM
                              PROCESS MAY BE SERVED

         The following is submitted in accordance with the requirements of Chapter 48.091, Florida Statutes:

         ULTRASTRIP SYSTEMS INC., desiring to organize under the laws of the State of Florida with its registered office address, as indicated in the Articles of Incorporation, as c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401, has named MARK H. MIRKIN, ESQ. as its agent to accept service of process within this State.


                                 ACKNOWLEDGEMENT

         Having been named to accept service of process for the above-stated Corporation at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of Chapter 48.091, F.S., relative to keeping open said office.


                                             /s/ Mark H. Mirkin, Esq.
                                             ---------------------------------
                                             Mark H. Mirkin, Esq.














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             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                               ULTRASTRIP.COM INC.

Pursuant to the provisions of the Florida Statutes, on February 22, 1999, all of the directors and holders of a majority of the shares of common stock of Ultrastrip.com Inc., a Florida corporation (the "Corporation"), adopted the following resolution by written consent:

         RESOLVED:      That the Corporation amend its charter to provide for an
                        additional 40,000,000 shares of common stock.

The number of votes cast for the foregoing resolution by the shareholders was sufficient for approval.

NOW THEREFORE, in accordance with the foregoing resolution, the first sentence of Article III of the Corporation's Articles of Incorporation is deleted and the following inserted in its place:

The Corporation shall have authority to issue fifty million (50,000,000) shares of common stock, $0.01 par value per share.

IN WITNESS WHEREOF, the president of the Corporation has executed and submitted this instrument this ___ day of June, 1999.

                                             /s/ Dennis E. McGuire
                                             -----------------------------------
                                             Dennis E. McGuire




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             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                            ULTRASTRIP SYSTEMS INC.

Pursuant to the provisions of the Florida Statutes, on April 29, 1999, all of the directors and holders of a majority of the shares of common stock of Ultrastrip Systems Inc., a Florida corporation (the "Corporation"), adopted the following resolutions by written consent:

     RESOLVED:      That the name of the Corporation should be changed to
                    Ultrastrip.com Inc.

     RESOLVED:      That the Articles of Incorporation as filed with the Florida
                    State Department should be amended to reflect the foregoing resolution.

The number of votes cast for the foregoing resolutions by the shareholders was sufficient for approval.

NOW THEREFORE, in accordance with the foregoing resolutions, Article I of the Corporation's Articles of Incorporation is deleted and the following inserted in its place:

                      The name of the Corporation shall be
                              Ultrastrip.com Inc.

IN WITNESS WHEREOF, the president of the Corporation has executed and submitted this instrument this 30th day of April, 1999.


                                             /s/ Dennis E. McGuire
                                             ----------------------------------
                                             Dennis E. McGuire




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             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                               ULTRASTRIP.COM INC.

Pursuant to the provisions of the Florida Statutes, on May ___, 1999, all of the directors and holders of a majority of the shares of common stock of Ultrastrip.com Inc., a Florida corporation (the "Corporation"), adopted the following resolutions by written consent:

         RESOLVED:      That the name of the Corporation should be changed to
                        Ultrastrip Systems Inc.

         RESOLVED:      That the Articles of Incorporation as filed with the
                        Florida State Department should be amended to reflect the foregoing resolution.

The number of votes cast for the foregoing resolutions by the shareholders was sufficient for approval.

NOW THEREFORE, in accordance with the foregoing resolutions, Article I of the Corporation's Articles of Incorporation is deleted and the following inserted in its place:

                      The name of the Corporation shall be
                            Ultrastrip Systems Inc.

IN WITNESS WHEREOF, the president of the Corporation has executed and submitted this instrument this ___ day of May, 1999.

                                             /s/ Dennis E. McGuire
                                             -----------------------------------
                                             Dennis E. McGuire




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             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                            ULTRASTRIP SYSTEMS, INC.

Pursuant to the provisions of the Florida Statutes, on November 16, 1999 a majority of the directors and holders of a majority of the shares of common stock of Ultrastrip Systems, Inc., a Florida corporation (the "Corporation"), adopted the following resolution by written consent:

         RESOLVED:      That the Articles of Incorporation of the Corporation as
                        filed with the Florida State Department be amended to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000.

The number of votes cast for the foregoing resolution by the shareholders was sufficient for approval.

NOW THEREFORE, in accordance with the foregoing resolution, the first sentence of Article III of the Corporation's Articles of Incorporation is amended to read as follows:

         The total number of shares of common stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, $0.01 par value per share.

IN WITNESS WHEREOF, the President of the Corporation has executed and submitted this instrument this __ day of December, 1999.

                                                    /s/ Dennis E. McGuire
                                                    ---------------------------
                                                    Dennis E. McGuire




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